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                                                                    EXHIBIT 5.1

                               SHUTTS & BOWEN LLP
                            201 SOUTH BISCAYNE BLVD.
                               1500 MIAMI CENTER
                              MIAMI, FLORIDA 33131


                                 March 20, 2001



Southern Community Bancorp
250 N. Orange Avenue
Orlando, Florida 32801

Gentlemen:

         We have acted as counsel for Southern Community Bancorp, a Florida corporation ("Southern"), in connection with the preparation, execution and delivery of the Agreement and Plan of Merger, dated as of December 18, 2000 (the "Agreement") by and between Southern and Peninsula Bancorp Inc., a Florida corporation ("Peninsula"). The Agreement provides for the merger of Peninsula with and into Southern (the "Merger"). Southern has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with respect to the shares of the common stock, par value $1.00 per share (the "Common Stock"), to be issued by Southern in connection with the Merger. We have acted as counsel to Southern in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) Southern's articles of incorporation and bylaws; (ii) resolutions of the Southern's Board of Directors authorizing the Merger and the issuance of the shares of Common Stock in connection with the Merger; (iii) the Registration Statement and schedules and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of Southern and upon documents, records and instruments furnished to us by Southern, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that the Common Stock to be issued by Southern in connection with the Merger has been duly and validly authorized, and when issued, following the consummation of the Merger, will be validly issued, fully paid and non-assessable.



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         Although we have acted as counsel to Southern in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving Southern in which we have not been consulted and have not represented Southern. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Florida. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Florida as currently in effect. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                     Sincerely,

                                                     SHUTTS & BOWEN LLP





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